Consent of Bingham McCutchen LLP

Bingham McCutchen

July 14, 2006

Bell Boyd & Lloyd LLC

Three First National Plaza

Suite 3300

Chicago, Illinois 60602

Re: Nuveen Global Value Opportunities Fund

As special Massachusetts counsel for Nuveen Global Value Opportunities Fund (the “Registrant”), we consent to the incorporation by reference of our opinion filed with Pre-effective Amendment No. 1 to the Registrant’s registration statement on Form N-2 on June 22, 2006.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

BINGHAM McCUTCHEN LLP